UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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Cedar Fair, L.P.

(Name of Registrant as Specified In Its Charter)

N/A

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On April 1, 2011, Cedar Fair, L.P. issued the following news release:

News Release

For Immediate Release April 1, 2011	Contact:	Stacy Frole	(419) 627-2227

CEDAR FAIR SETS RECORD DATE FOR SPECIAL MEETING OF UNITHOLDERS

•	Sets tentative date for Special Meeting subject to SEC review of proxy statement

SANDUSKY, OHIO, April 1, 2011 – Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and active entertainment, announced today that its Board of Directors has set April 11, 2011, as the record date for unitholders eligible to vote at a Special Meeting of unitholders to consider a proposal by Q Funding III, L.P. and Q4 Funding, L.P. and two alternative proposals by the Company. The Company has also set Tuesday, May 24, 2011 as the tentative date for the Special Meeting. The final information regarding the time, date and location for the Special Meeting, which is expected to be near its Corporate Headquarters in Sandusky, Ohio, will be provided after the SEC completes its review of the Company’s proxy statement.

About Cedar Fair

Cedar Fair is a publicly traded partnership headquartered in Sandusky, Ohio, and one of the largest regional amusement-resort operators in the world. The Company owns and operates 11 amusement parks, six outdoor water parks, one indoor water park and five hotels. Amusement parks in the Company’s northern region include two in Ohio: Cedar Point, consistently voted “Best Amusement Park in the World” in Amusement Today polls, and Kings Island; as well as Canada’s Wonderland, near Toronto; Dorney Park, PA; Valleyfair, MN; and Michigan’s Adventure, MI. In the southern region are Kings Dominion, VA; Carowinds, NC; and Worlds of Fun, MO. Western parks in California include: Knott’s Berry Farm; California’s Great America; and Gilroy Gardens, which is managed under contract.

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259        419-627-2233

Cedar Fair Sets Record Date for Special Meeting

of Unitholders

April 1, 2011

Additional Information

This may be deemed to be solicitation material in respect of the proposals described in the preliminary proxy statement on Schedule 14A, filed by the Company on March 29, 2011. In addition, the Company will file with, or furnish to, the Securities and Exchange Commission (the “SEC”) all relevant materials, including a definitive proxy statement on Schedule 14A (when available). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING, THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY THE COMPANY ON MARCH 29, 2011 AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. The definitive proxy statement on Schedule 14A (when available) will be mailed to unitholders of the Company. Investors and security holders will be able to obtain a copy of the preliminary proxy statement, definitive proxy statement (when available) and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s unitholders will also be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company’s website, www.cedarfair.com, or by contacting Morrow & Co., LLC, at (203) 658-9400 or toll free at (800) 206-5879.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the proposals. Additional information regarding the interests of such potential participants is included in the proxy statement.

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Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259        419-627-2233